NEWS RELEASE


                                                CONTACT:         Lester A. Aaron
                                                         Chief Financial Officer
                                                                  (818) 591-9800


                  UNICO AMERICAN CORPORATION REPORTS RESULTS
             FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2003

Woodland Hills, California, March 25, 2004 - Unico American Corporation (NASDAQ
- "UNAM") announced today that for its quarter ended December 31, 2003, revenues were $14,193,026 and the net income was $1,007,853 ($0.18 diluted income per share) compared with revenues of $11,967,880 and net income of $185,786 ($0.03 diluted income per share) for the quarter ended December 31, 2002. Revenues for the twelve months ended December 31, 2003, were $51,130,439 and the net income was $1,068,650 ($0.19 diluted income per share) compared with revenues of $46,028,642 and a net loss of $3,224,689 ($0.59 diluted loss per share) for the twelve months ended December 31, 2002.

Stockholders' equity was $38,470,857 at December 31, 2003, or $7.01 per common share including unrealized after-tax investment gains of $2,110,979 compared to stockholders' equity of $38,408,990 or $7.00 per common share including unrealized after-tax investment gains of $3,117,762 at December 31, 2002.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.

                                 (Table Follows)

                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)
                       ($ in thousands, except per share)


                                                Three Months Ended Ended         Twelve Months Ended Ended
                                                      December 31                        December 31
                                                      -----------                        -----------
                                                  2003          2002                 2003           2002
                                                  ----          ----                 ----           ----

Revenues
--------
Insurance Company Revenues
   Premium earned                                $15,506       $11,142             $53,754         $40,569
   Premium ceded                                   4,809         2,542              16,648           7,210
                                                  ------         -----              ------          ------
      Net premium earned                          10,697         8,600              37,106          33,359
   Investment income                               1,152         1,320               4,801           5,402
   Net realized investment gains                       -             4                   -               4
   Other income                                       28            22                  98              49
                                                  ------         -----              ------          ------
      Total Insurance Company Revenues            11,877         9,946              42,005          38,814

Other Revenues from Insurance Operations
   Gross commissions and fees                      2,048         1,788               8,110           6,261
   Investment income                                   9            13                  47              56
   Finance charges and fees earned                   255           220                 953             879
   Other income                                        4             1                  16              19
                                                  ------        ------              ------          ------
      Total Revenues                              14,193        11,968              51,131          46,029
                                                  ------        ------              ------          ------

Expenses
--------
Losses and loss adjustment expenses                8,334         6,693              31,720          32,727
Policy acquisition costs                           2,155         2,480               7,941           9,274
Salaries and employee benefits                     1,192         1,137               4,961           4,374
Commissions to agents/brokers                        301           314               1,461           1,219
Other operating expenses                             269         1,036               2,898           3,249
                                                  ------        ------              ------          ------
   Total Expenses                                 12,251        11,660              48,981          50,843
                                                  ------        ------              ------          ------

   Income (Loss) Before Income Taxes               1,942           308               2,150          (4,814)
Income Tax Provision (Benefit)                       934           122               1,081          (1,589)
                                                   -----           ---               -----           -----
   Net Income (Loss)                              $1,008         $ 186              $1,069         $(3,225)
                                                   =====           ===               =====           =====


PER SHARE DATA
Basic
  Earning (Loss) Per Share                        $0.18          $0.03               $0.19          $(0.59)
  Weighted Average Shares (000)                   5,490          5,490               5,490           5,487
Diluted
  Earning (Loss) Per Share                        $0.18          $0.03               $0.19          $(0.59)
  Weighted Average Shares (000)                   5,562          5,490               5,533           5,487



INSURANCE COMPANY STATUTORY
 OPERATING RATIOS
Losses and Loss Adjustment Expenses               77.6%          77.4%               85.2%           97.8%
Underwriting Expenses                             29.1%          35.9%               29.2%           34.9%
                                                 -----          -----               -----           -----
  Combined Ratio                                 106.7%         113.3%              114.4%          132.7%
                                                 =====          =====               =====           =====